Exhibit 10-d

TEMPLATE

NON-QUALIFIED STOCK OPTION AGREEMENT FOR

EMPLOYEES UNDER THE CINERGY CORP.

1996 LONG-TERM INCENTIVE COMPENSATION PLAN

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”), effective as of                                (the “Date of Grant”), is made by and between Cinergy Corp., a Delaware corporation, and                                (the “Optionee”), an employee of Cinergy Corp. or one of its directly or indirectly held majority or greater-owned subsidiaries (collectively referred to in this Agreement as the “Company”).

WHEREAS, Cinergy Corp. has adopted the Cinergy Corp. 1996 Long-Term Incentive Compensation Plan, as amended from time to time (the “Plan”), pursuant to which the Optionee has been granted a non-qualified stock option (the “Option”) to purchase shares of Cinergy Corp. common stock, with par value of $0.01 per share (“Common Stock”), pursuant to the Plan, on the terms set forth in this Agreement; and

WHEREAS, the parties desire to enter into this Agreement to set forth their understandings with respect to the grant of the Option described in this Agreement.

NOW, THEREFORE, in consideration of the recitals and the mutual agreements contained in this Agreement, the parties agree as follows:

1.                                      Option Grant.

Cinergy Corp. hereby grants to the Optionee effective on the Date of Grant an Option to purchase                      shares of Common Stock, pursuant to the Plan, on the terms and conditions set forth in this Agreement.  The number of shares of Common Stock subject to this Option, and the Option Price described below in Section 2, are subject to adjustment as provided in the Plan.  The Option is intended to be a non-qualified stock option and shall not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Internal Revenue Code of 1986, as amended.

2.                                      Purchase Price.

The purchase price of each share of Common Stock subject to this Option is $                     (the “Option Price”).  At the time this Option is exercised, the Optionee must pay the aggregate Option Price of the shares with respect to which the Optionee exercises the Option pursuant to one of the following methods:  (a) in cash, (b) by tendering to the Company whole shares of Common Stock owned by the Optionee, or owned jointly by the Optionee and his or her spouse (with the spouse’s written consent), for at least six (6) months (a “Stock Swap”), which tendered shares must have a Fair Market Value (as defined in the Plan) equal to the aggregate Option Price of the shares with respect to which the Optionee exercises the Option, (c) any combination of the methods described in (a) and (b) of this sentence, or (d) any other method approved by the Committee (as defined in the Plan).  To exercise this Option, the Optionee must send written notice to the Cinergy Corp. Manager, Compensation, at the address noted in Section 19 or follow such other procedure as specified by the Company.  The notice shall state the number of shares of Common Stock in respect of which the Option is being exercised, shall identify the Option as a non-qualified stock option, and shall be signed by the person or persons exercising the Option.  The notice shall be accompanied by payment of the full cash Option Price for such shares of Common Stock, or followed as soon as practicable by the delivery of shares used in a Stock Swap and related cash (if applicable), or any other consideration approved by the Committee.  Certificates evidencing shares of Common Stock purchased pursuant to this Option will not be delivered to the Optionee until payment has been made.

3.                                      Term of, and Right to Exercise, Option.

The term of this Option (the “Option Term”) shall be for a period of ten years from the Date of Grant, subject to earlier termination as otherwise provided in this Agreement. Except as otherwise provided below, the Option shall become exercisable with respect to                                (        %) of the total number of shares of Common Stock covered by this Option on                               , but only if the Optionee remains continuously employed with the Company from the Date of Grant until                               .(1)  From and after the date the Option becomes exercisable, the shares of Common Stock subject to this Option may be purchased at any time, or from time to time, in whole or in part, until the Option Term expires, but in no case may fewer than 100 such shares be purchased at any one time, except to purchase all remaining shares subject to the Option.

4.                                      Effect of Termination of Employment due to Reasons other than Retirement, Death or Disability.

If the Optionee ceases to be an employee of the Company for any reason other than as a result of his or her termination of employment on or after attaining age fifty (50) with five years of “Service” under the Cinergy Corp. Non-Union Employees’ Pension Plan (“Retirement”), death or disability (as defined in Section 7), this Option, to the extent exercisable on the date of termination, will remain exercisable until the earlier of (a) the date three months following the effective date of the Optionee’s termination of employment or (b) the expiration of the Option Term.

5.                                      Effect of Termination of Employment Due to Retirement.

If the Optionee ceases to be an employee of the Company as a result of his or her Retirement, the Option shall become immediately exercisable in its entirety and the Optionee may exercise this Option in whole or in part, subject to Section 6, at any time prior to the expiration of the Option Term.

6.                                      Effect of Death.

Notwithstanding Section 5, if the Optionee dies either while employed by the Company or after his or her termination of employment because of Retirement, the Option shall become immediately exercisable in its entirety and may be exercised in whole or in part by the Optionee’s executor, administrator, legatees or estate at any time during the period commencing upon the Optionee’s death and ending on the earlier of (a) the date twelve (12) months after the date of the Optionee’s death or (b) the expiration of the Option Term.

7.                                      Effect of Disability.

In the event that the Optionee while employed by the Company becomes “disabled,” as that term is defined under the then existing long-term disability plan of the Company in which the Optionee participates (or if no such plan exists, as determined by the Committee), the Optionee will be deemed to be employed by the Company during his or her period of disability.

8.                                      Effect of Change in Control.

The occurrence of a “Change in Control” (as defined in the Plan) of Cinergy Corp. shall have no affect upon the vesting and exercisability of the Option.  Notwithstanding the foregoing, in the event that the Optionee’s employment is terminated by the Company without Cause or by the Optionee for Good Reason during the two-year period beginning on the “Cinergy Effective Time”,

(1)  The vesting events for stock option grants vary for each participant (e.g., cliff or graded vesting schedule).

as such term is used in the Agreement and Plan of Merger by and among Duke Energy Corporation, Cinergy Corp., Deer Holding Corp., Deer Acquisition Corp. and Cougar Acquisition Corp., dated May 8, 2005, the Option to the extent it has not previously terminated shall immediately become vested and exercisable in full.  For purposes of this Agreement, the terms “Cause” and “Good Reason” shall have the meaning given to such terms in the most recent employment agreement, as amended, in effect for the Optionee.

9.                                      Transferability.

Except as otherwise provided by the Committee, this Option is not transferable or assignable otherwise than by will or the laws of descent and distribution.  The Option may be exercised only by the Optionee, or, if the Optionee dies, by his or her executor, administrator, legatees, or beneficiaries of his or her estate who are entitled to this Option, or in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

10.                               Effect of Assignment or Pledge.

If the Optionee attempts to assign or pledge shares of Common Stock covered by this Option, or if there is a levy, attachment, execution or other legal or equitable process upon this Option, the Company has the right to terminate this Option.

11.                               Incorporation of the Plan’s Terms.

This Option is subject to all the terms, provisions and conditions of the Plan, which is incorporated into this Agreement by reference, and to such regulations, procedures and administrative guidelines as may from time to time be adopted by the Committee.  A copy of the Plan and a set of administrative guidelines have been furnished to the Optionee and an additional copy may be obtained from the Company.  In the event of any conflict between the provisions of the Plan or administrative guidelines (as the case may be) and the provisions of this Agreement, the terms, conditions and provisions of the Plan and/or administrative guidelines shall control, and this Agreement shall be deemed to be modified accordingly.  The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Optionee and his or her legal representative in respect of any questions arising under the Plan, or this Agreement.

12.                               Tax Withholding.

A certificate evidencing the shares of Common Stock purchased as a result of the exercise of this Option will not be issued until the Optionee has satisfied his or her obligations with respect to withholding tax.

13.                               Expiration of Rights.

Unless earlier terminated in accordance with the terms of this Agreement, all rights to exercise this Option will expire, in any event, ten years from the Date of Grant.

14.                               Certificate.

Certificates evidencing shares transferred upon exercise of this Option may bear a legend setting forth, among other things, such restrictions on the disposition or transfer of the shares as the Company may deem consistent with applicable federal and state laws.

15.                               No Right to Continued Employment.

Nothing in this Option shall restrict the right of the Company to terminate the Optionee’s employment at any time with or without cause.

16.                               Successors.

The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Optionee and the Optionee’s beneficiaries, executors, administrators, heirs and successors.

17.                               Invalid Provision.

The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision has been omitted.

18.                               Modifications.

No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties.

19.                               Notices and Electronic Delivery and Signature.

All notices to the Company and the exercise of the Option herein granted, shall be addressed to Cinergy Corp., 139 East Fourth Street, Cincinnati, Ohio 45202, Attention: Manager, Compensation, or such other address or in accordance with such other procedure as the Company may, from time to time, specify. Notwithstanding the foregoing, the Employee hereby consents and agrees to electronic delivery of any Plan documents, proxy materials, annual reports and other related documents, including all materials required to be distributed pursuant to applicable securities laws.  If the Company establishes procedures for an electronic signature system for delivery and acceptance of Plan documents (including documents relating to any programs adopted under the Plan), the Employee hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.  The Employee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan, including any program adopted under the Plan.  The Employee understands that, unless earlier revoked by the Employee, this consent shall be effective for the duration of the Agreement and that he or she shall have the right at any time to request written copies of any and all materials referred to above.

20.                               Headings.

The headings of the Sections of this Agreement are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part of this Agreement.

21.                               Governing Law.

This Agreement and the Optionee’s rights under it shall be construed and determined in accordance with the laws of the state of Delaware.

22.                               Entire Agreement.

This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior communications, representations and negotiations in respect thereto.

23.                               Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

24.                               Satisfaction of Legal Requirements.

This Option may not be exercised until the Company has been advised by counsel that all applicable legal requirements have been met.

IN WITNESS WHEREOF, this Agreement has been executed by the parties effective as of the            day of                               ,           .

OPTIONEE	CINERGY CORP.

Signature:	By: